UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2010

HORIYOSHI WORLDWIDE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53976	98-0513655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 South Olive Street, Suite 504, Los Angeles, Ca	90014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 505-7114

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 29, 2010 we entered in a Share Issuance Agreement with Zyndy Trade Corp., pursuant to which Zyndy has agreed to acquire up to $5 million of our shares of common stock pursuant to periodic draw downs at the request of our company. The price per share to be issued on any draw down shall be set at 75% of the volume weighed average closing prices for the ten days preceding any draw down notice. This agreement is to remain in effect until December 31, 2011.

Item 3.02	Unregistered Sales of Equity Securities

On December 2, 2010, we issued 1,933,395 restricted shares of our common stock in a private placement, raising gross proceeds of US$2,000,000, or US$1.03445 per share, pursuant to a draw down on our agreement with Zyndy Trade Corp. We issued all of the shares to one (1) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIYOSHI WORLDWIDE INC.

/s/ Mitsuo Kojima
Mitsuo Kojima
President and Director

Date: December 8, 2010